UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2013

Date of Report

(Date of earliest event reported)

FONU2 INC.

 (Exact name of registrant as specified in its charter)

NEVADA                         000-49652                      65-0773383

(State or other juris-   (Commission File No.)          (IRS Employee

diction of incorporation)                                                        I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of Principal Executive Offices)

(954) 938-4133

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Effective as of November 13, 2013, FONU2 Inc., a Nevada corporation (the “Company”), executed a $300,000 Promissory Note (the “Note”) in favor of JMJ Financial (“JMJ”).  Under the terms of the Note, JMJ will pay $85,000 to the Company at closing and JMJ will have the right to pay additional consideration, up to and additional $185,000, to the Company in JMJ’s sole discretion.  The Note includes a $30,000 original issue discount.

The Company must repay each advance under the Note within two years of the date of such advance.  If the Company pays the outstanding balance under the Note within 90 days, the interest rate thereon shall be 0%, after which time a 12% one-time interest charge shall be applied to the outstanding principal amount.  JMJ has the right, at any time after 180 days of the effective date of any advance, to convert all or a portion thereof, including accrued interest, into shares of the Company’s common stock at a conversion price equal to 60% of the lowest trade price of the Company’s common stock in the 25 days prior to the date of conversion.  Unless otherwise agreed in writing, JMJ shall at no time convert any amount of the Note into common stock if such conversion would result in JMJ owning more than 4.99% of the Company’s outstanding common stock.

Upon the occurrence of certain events of default such as:  (i) the failure to make a principal or interest payment on the Note when due and payable; (ii) the uncontested appointment of a receiver or trustee for the Company; (iii) the Company’s insolvency; (iv) the Company makes a general assignment for the benefit of creditors; (v) the Company’s bankruptcy; (vi) the loss of the Company’s status as a “DTC eligible” issuer; or (vii) the Company’s failure to comply with the reporting obligations of the Securities Exchange Act of 1934, as amended, the outstanding principal and interest on the Note shall become, at JMJ’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of: (i) the outstanding principal amount of the Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts thereon, divided by the conversion price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower conversion price, multiplied by the volume-weighted average price (the “VWAP”) of the Company’s common stock on the date the Mandatory Default Amount is either  demanded or paid in full, whichever has a higher VWAP; or (ii) 150% of the outstanding principal amount of the Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts thereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of the Note, the interest rate thereon shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

So long as the Note is outstanding, neither JMJ nor any affiliate thereof may effect short sales of the Company’s common stock or hedging transactions which establish a net short position with respect thereto.

JMJ has represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description of Exhibit

10.1

$300,000 Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date:  November 18, 2013

/s/ Robert B. Lees

                        Robert B. Lees, President